GENERAL SECURITY AND PLEDGE AGREEMENT
                             (Manager Subsidiaries)

     This General Security and Pledge Agreement ("Agreement") dated October 25, 1999 is by and among Northern Colorado Holdings Management, Inc., NCR II, Inc., Northland Holdings Management, Inc., Northland Broadcasting Management, Inc., Upper Michigan Holdings Management, Inc., Upper Michigan Newspapers Management, Inc., Advertisers P.S. Management, Inc., Central Printing Service Management, Inc., Huron Holdings Management, Inc., Huron Newspapers Management, Inc. and Huron P.S. Management, Inc., each a Virginia corporation or limited liability company (each individually a "Guarantor" and collectively the "Guarantors" and each individually, a "Pledgor" and collectively, the "Pledgors") in favor of Foothill Capital Corporation, a California corporation ("Foothill"). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement (described below).

                               W I T N E S S E T H

     WHEREAS, Foothill has entered or is about to enter into a Loan and Security Agreement (the "Loan Agreement") with BMC Holdings, LLC ("Borrower") and the Loan Agreement Guarantors pursuant to which Foothill may make loans and provide other financial accommodations to Borrower; and

     WHEREAS, Guarantors are affiliates of Borrower and as such will derive direct and indirect economic benefits from the making of the loans and other financial accommodations which may be provided to Borrower;

     WHEREAS, Guarantors have executed and delivered or are about to execute and deliver to Foothill a guarantee (the "Manager Guarantee") in favor of Foothill, pursuant to which Guarantors absolutely and unconditionally jointly and severally guarantee to Foothill the payment and performance of all now existing and hereafter arising obligations, liabilities and indebtedness of Borrower to Foothill, whether pursuant to the Loan Agreement, the guarantee of the NCR Loan or otherwise;

     WHEREAS, Foothill has required as a condition precedent to the extension of credit to the Borrower, that the Guarantors enter into this Agreement to secure their respective obligations under the Manager Guarantee; and

     NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. DEFINITIONS

     All terms used herein which are defined in Article 1 or Article 9 of the Uniform Commercial Code shall have the meanings given therein unless otherwise defined in this Agreement. All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires. All references to Guarantor,

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Pledgor, Borrower and Foothill pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns. The words "hereof," "herein," "hereunder," "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. The word "including" when used in this Agreement shall mean "including, without limitation." An Event of Default shall exist or continue or be continuing until such Event of Default is waived or is cured in a manner satisfactory to Foothill, if such Event of Default is capable of being cured as determined by Foothill. "US Dollars" and the sign "$" mean lawful money of the United States of America. Any accounting term used herein unless otherwise defined in this Agreement shall have the meanings customarily given to such term in accordance with GAAP. For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

     1.1 "Accounts" means, with respect to any Guarantor, all currently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to such Guarantor arising out of the sale or lease of goods, franchise rights or franchise territories or the rendition of services by such Guarantor, irrespective of whether earned by performance, and any and all credit insurance, guaranties, or security therefor.

     1.2 "Books" means all of any Guarantor's books and records including: ledgers; records indicating, summarizing, or evidencing such Guarantor's properties or assets (including the Collateral) or liabilities; all information relating to such Guarantor's business operations or financial condition; and all computer programs, disk or tape files, printouts, runs, or other computer prepared information.

     1.3 "Collateral" means, with respect to any Guarantor, all of such Guarantor's right, title, and interest in and to each of the following:

     (a) the Accounts,

     (b) the Books,

     (c) the Equipment,

     (d) the General Intangibles,

     (e) the Inventory,

     (f) the Negotiable Collateral,

     (g) the Real Property Collateral,

     (h) all other property pledged herein and pursuant to the other Loan Documents,


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     (i) any money, or other assets of such Guarantor that now or hereafter come into the possession, custody, or control of Foothill or any Lender, and

     (j) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the Collateral, and any and all Accounts, the Books, Equipment, General Intangibles, Inventory, Negotiable Collateral, Real Property, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

     1.4 "Equipment" means, with respect to any Guarantor, all of such Guarantor's present and hereafter acquired machinery, machine tools, motors, equipment, furniture, furnishings, fixtures, vehicles (including motor vehicles and trailers), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including, (a) any interest of such Guarantor in any of the foregoing, and (b) all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

     1.5 "Event of Default" shall have the meaning set forth in Section 10.1 hereof.

     1.6 "General Intangibles" means, with respect to any Guarantor, all of such Guarantor's present and future general intangibles and other personal property (including contract rights, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, Permits, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, literature, reports, catalogs, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), other than goods, Accounts, and Negotiable Collateral.

     1.7 "Governmental Authority" means any nation or government, any state, province, or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

     1.8 "Inventory" means, with respect to any Guarantor, all present and future inventory in which such Guarantor has any interest, including goods held for sale or lease or to be furnished under a contract of service and all of such Guarantor's present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located.

     1.9 "Investment Property" means "investment property" as that term is defined in Section 9-115 of the UCC.

     1.10 "Issuers" shall have the meaning set forth in Section 3.1 of this Agreement.


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     1.11 "Legal Requirements" means all applicable international, foreign, federal, state, provincial and local laws, judgments, decrees, orders, statutes, ordinances, rules, regulations, or Permits.

     1.12 "Lien" means any interest in property securing an obligation owed to, or a claim by, any Person other than the owner of the property, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, adverse claim or charge, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

     1.13 "LLCs and Partnerships" shall have the meaning set forth in Section
3.1 of this Agreement.

     1.14 "Negotiable Collateral" means all of a Person's present and future letters of credit, notes, drafts, instruments, Investment Property, Stock, documents, personal property leases (wherein such Person is the lessor), chattel paper, and the Books relating to any of the foregoing.

     1.15 "Obligations" shall mean, with respect to each Guarantor and each Pledgor, its Guaranteed Obligations, as defined in the Manager Guarantee.

     1.16 "Obligor" shall mean any other guarantor, endorser, acceptor, surety or other person liable on or with respect to any Obligations or who is the owner of any property which is security for the Obligations, other than a Guarantor.

     1.17 "Permits" of a Person shall mean all rights, franchises, permits, authorities, licenses, certificates of approval or authorizations, including licenses and other authorizations issuable by a Governmental Authority, which pursuant to applicable Legal Requirements are necessary to permit such Person lawfully to conduct and operate its business as currently conducted and to own and use its assets.

     1.18 "Person" means and includes natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

     1.19 "Pledged Collateral" shall have the meaning set forth in Section 3.1 of this Agreement.

     1.20 "Pledged Interests" shall have the meaning set forth in Section 3.1 of this Agreement.


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     1.21 "Pledged Shares" shall have the meaning set forth in Section 3.1 of this Agreement.

     1.22 "Real Property" means any estates or interests in real property hereafter acquired by any Guarantor.

     1.23 "Real Property Collateral" means any Real Property hereafter acquired by a Guarantor.

     1.24 "Securities Act" means the Securities Act of 1933 as amended from time to time.

     1.25 "Stock" means all shares, options, warrants, membership interests, partnership interests, participations, or other equivalents (regardless of how designated) of or in a corporation, limited liability company, partnership or equivalent entity, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

     1.26 "UCC" and "Uniform Commercial Code" shall mean Uniform Commercial Code in effect in Illinois.

SECTION 2. GRANT OF SECURITY INTEREST

     2.1 Grant of Security Interest. In order to secure prompt repayment of any and all of its Obligations and in order to secure prompt performance by each Guarantor of each of its covenants and duties under the Loan Documents to which it is a party, each Guarantor hereby grants to Foothill continuing Liens on all right, title, and interest of such Guarantor in and to all currently existing and hereafter acquired or arising Collateral other than the Real Property Collateral ("Foothill's Liens"); provided, that if any License by its terms or by operation of law would become void, voidable, terminable or revocable if mortgaged, pledged or assigned hereunder or if a security interest therein was granted hereunder, then such License is expressly excepted and excluded from Foothill's Liens and from the terms of this Agreement to the extent necessary so as to avoid such voidness, avoidability, terminability or revocability. Foothill's Liens in and to the Collateral shall attach to all Collateral without further act on the part of Foothill or any Person. Except as otherwise provided in the Loan Agreement, Guarantors are not to dispose of any item or portion of the Collateral.

     2.2 Each Guarantor represents that it has granted mortgages to Foothill with respect to all real property owned or leased by such Guarantor and listed on Schedule R-1 to the Loan Agreement. Except as otherwise provided in the Loan Agreement, each Guarantor agrees that if it ever acquires any Real Property Collateral it will grant a mortgage to Foothill with respect to such Real Property Collateral. Guarantors agree that the legal descriptions on any such mortgages will be complete, accurate and sufficient to transfer the entire interest of such Guarantor in such Real Property Collateral.


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SECTION 3. PLEDGE OF STOCK AND MEMBERSHIP INTERESTS

     3.1 Pledge. In order to secure prompt repayment of any and all of its Obligations and in order to secure prompt performance by each Pledgor of each of its covenants and duties under the Loan Documents to which it is a party, each Pledgor hereby pledges to Foothill, and grants to Foothill, a security interest in the following collateral (the "Pledged Collateral"):

     (a) the shares of stock (the "Pledged Shares") described in Schedule A hereto next to such Pledgor's name and issued by the corporations listed on Schedule A (the "Issuers") and the certificates representing the Pledged Shares, and all dividends, cash, instruments, chattel paper and other rights, property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for such Pledged Shares;

     (b) all additional shares of stock of the Issuers or any of their respective Wholly-Owned Subsidiaries, at any time acquired by such Pledgor in any manner, and the certificates representing such additional shares (any such additional shares shall constitute part of the Pledged Shares), and all dividends, cash, instruments, chattel paper, and any other rights, property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for such shares;

     (c) all membership interests and all partnership interests (the "Pledged Interests") described in Schedule B hereto next to such Pledgor's name with respect to the entities listed on Schedule B (the "LLCs and Partnerships"), and all cash, securities, distributions, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Interests;

     (d) all additional membership interests and all additional partnership interests in any limited liability companies or partnerships that are Wholly-Owned Subsidiaries at any time and from time to time acquired by such Pledgor in any manner, and all cash, securities, distributions, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such membership and partnership interests;

     (e) all voting rights of such Pledgor with respect to the Pledged Interests as set forth in the applicable operating agreement;

     (f) all other claims of any kind or nature, and any instruments, certificates, chattel paper or other writings evidencing such claims, whether in contract or tort and whether arising by operation of law, consensual agreement or otherwise, at any time acquired by such Pledgor against the Issuers or any of their respective Subsidiaries or the LLCs and Partnerships;

     (g) all Negotiable Collateral and any hereafter acquired Negotiable Collateral; and

     (h) all Accommodation Collateral as described on Schedule A-1 hereto.


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SECTION 4. COLLATERAL COVENANTS

     4.1 Intangible Assets Covenants.

     (a) Foothill shall have the right at any time or times, in Foothill's name or in the name of a nominee of Foothill, to verify the validity, amount or any other matter relating to any Account or other Collateral, by mail, telephone, facsimile transmission or otherwise.

     (b) Each Guarantor shall deliver or cause to be delivered to Foothill, with appropriate endorsement and assignment, with full recourse to such Guarantor, all Negotiable Collateral which such Guarantor now owns or may at any time acquire immediately upon such Guarantor's receipt thereof, except as Foothill may otherwise agree.

     (c) Foothill may, at any time or times that an Event of Default exists or has occurred and is continuing, (i) notify any or all account debtors that the Accounts have been assigned to Foothill and that Foothill has a security interest therein and Foothill may direct any or all accounts debtors to make payment of Accounts directly to Foothill, (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Accounts or other obligations included in the Collateral and thereby discharge or release the account debtor or any other party or parties in any way liable for payment thereof without affecting any of the Obligations, (iii) demand, collect or enforce payment of any Accounts or such other obligations, but without any duty to do so, and Foothill shall not be liable for its failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto and (iv) take whatever other action Foothill may deem necessary or desirable for the protection of its interests. At any time that an Event of Default exists or has occurred and is continuing, at Foothill's request, all invoices and statements sent to any account debtor shall state that the Accounts and such other obligations have been assigned to Foothill and are payable directly and only to Foothill and each applicable Guarantor shall deliver to Foothill such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Foothill may require.

     4.2 Inventory Covenants. With respect to any Inventory: (a) each Guarantor shall conduct a physical count of the Inventory at least once each year, but at any time or times as Foothill may request on or after an Event of Default, and promptly following such physical inventory shall supply Foothill with a report in the form and with such specificity as may be reasonably satisfactory to Foothill concerning such physical count; (b) no Guarantor shall remove any Inventory from the locations set forth or permitted herein, without the prior written consent of Foothill, except for sales or use of Inventory in the ordinary course of such Guarantor's business and except to move Inventory directly from one location set forth or permitted herein to another such location; (c) each Guarantor shall produce, use, store and maintain the Inventory, with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto); (d) each Guarantor assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory; (e) no Guarantor shall sell Inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate such


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Guarantor to repurchase such Inventory; (f) each Guarantor shall keep the
Inventory in good condition; and (g) no Guarantor shall, without prior written notice to Foothill, acquire or accept any Inventory on consignment or approval.

     4.3 Equipment Covenants. With respect to the Equipment: (a) upon Foothill's request, each Guarantor shall, at its expense, at any time or times as Foothill may request on or after and during the continuation of an Event of Default, deliver or cause to be delivered to Foothill written reports or appraisals as to the Equipment in form, scope and methodology acceptable to Foothill and by appraiser acceptable to Foothill; (b) each Guarantor shall keep the Equipment in good order, repair, running and marketable condition (ordinary wear and tear excepted); (c) each Guarantor shall use the Equipment with all reasonable care and caution and in accordance with applicable standards of any applicable insurance policy and in conformity with all applicable laws; (d) the Equipment is and shall be used in each Guarantor's business and not for personal, family, household or farming use; (e) each Guarantor shall not remove Equipment from the locations set forth or permitted herein, except to the extent necessary to have such Equipment repaired or maintained in the ordinary course of the business of such Guarantor or to move Equipment directly from one location set forth or permitted herein to another such location and except for the movement of motor vehicles used by or for the benefit of such Guarantor in the ordinary course of business; (f) the Equipment is now and shall remain personal property and each Guarantor shall not permit any of the Equipment to be or become a part of or affixed to real property; and (g) each Guarantor assumes all responsibility and liability arising from the use of the Equipment.

     4.4 Maintenance of Property. Each Guarantor agrees to keep all property useful and necessary to its business in good working order and condition (ordinary wear and tear excepted) in accordance with past operating practices and not to commit or suffer any waste with respect to any of its properties.

     4.5 Power of Attorney. Each Guarantor hereby irrevocably designates and appoints Foothill (and all persons designated by Foothill) as such Guarantor's true and lawful attorney-in-fact, and authorizes Foothill, in such Guarantor's or Foothill's name, to, at any time an Event of Default, or an event which with notice or passage of time or both would constitute an Event of Default, exists or has occurred and is continuing, or Foothill in good faith believes that an Event of Default has occurred and is continuing (i) demand payment on Accounts or other proceeds of Inventory or other Collateral, (ii) enforce payment of Accounts by legal proceedings or otherwise, (iii) exercise all of such Guarantor's rights and remedies to collect any Account or other Collateral, (iv) sell or assign any Account upon such terms, for such amount and at such time or times as Foothill deems advisable, (v) settle, adjust, compromise, extend or renew an Account, (vi) discharge and release any Account, (vii) prepare, file and sign such Guarantor's name on any proof of claim in bankruptcy or other similar document against an account debtor, (viii) notify the post office authorities to change the address for delivery of such Guarantor's mail to an address designated by Foothill, and open and dispose of all mail addressed to such Guarantor, and (ix) do all acts and things which are necessary, in Foothill's determination, to fulfill such Guarantor's obligations under this Agreement and the other Loan Documents (x) take control in any manner of any item of payment or proceeds thereof, (xi) have access to any lockbox or postal box into which such Guarantor's mail is deposited, (xii) endorse such


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Guarantor's name upon any items of payment or proceeds thereof and deposit the same in Foothill's account for application to the Obligations, (xiii) endorse such Guarantor's name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Account or any goods pertaining thereto or any other Collateral, (xiv) sign such Guarantor's name on any verification of Accounts and notices thereof to account debtors and (xv) execute in such Guarantor's name and file any UCC financing statements or amendments thereto. Each Guarantor hereby releases Foothill and its officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Foothill's own gross negligence or willful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction. Each Pledgor hereby irrevocably designates and appoints Foothill (and all persons designated by Foothill) as such Pledgor's true and lawful attorney-in-fact effective upon the occurrence of an Event of Default, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time in Foothill's discretion to take any action and to execute any instrument which Foothill may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to such Pledgor representing any dividend or other distribution in respect of the Pledged Collateral or any part thereof. Foothill agrees to promptly advise Guarantors of any actions taken by Foothill utilizing the power of attorney granted hereby.

     4.6 Right to Cure. Foothill may, at its option, (a) cure any default by a Guarantor under any agreement with a third party or pay or bond on appeal any judgment entered against such Guarantor, (b) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and (c) pay any amount, incur any expense or perform any act which, in Foothill's judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Foothill with respect thereto. Such Guarantor shall have a three (3) Business Day grace period within which to repay Foothill for any amounts so expended, after which Foothill may add any such amounts to the Obligations and charge such Guarantor's account therefor, such amounts to be repayable by such Guarantor on demand. Foothill shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of such Guarantor. Any payment made or other action taken by Foothill under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

     4.7 Access to Premises. From time to time as requested by Foothill, at the cost and expense of the applicable Guarantor, (a) Foothill or its designee shall have complete access to all of such Guarantor's premises during normal business hours and after notice to such Guarantor, or at any time and without notice to such Guarantor if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of such Guarantor's books and records, including the Records, and (b) such Guarantor shall promptly furnish to Foothill such copies of such books and records or extracts therefrom as Foothill may request, and (c) use during normal business hours such of such Guarantor's personnel, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing for the collection of Accounts and realization of other Collateral.


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     4.8 Delivery of Pledged Collateral. Except as otherwise provided in Section
4.2 of the Loan Agreement, all certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of Foothill pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Foothill.
Foothill shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF GUARANTORS

     Each Guarantor hereby represents and warrants to Foothill the following (which shall survive the execution and delivery of this Agreement):

     5.1 Corporate Existence, Power and Authority; Subsidiaries. Such Guarantor is a corporation duly organized, or a limited liability company or limited partnership duly formed, and in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation, limited liability company or limited partnership and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on such Guarantor's financial condition, results of operation or business or the rights of Foothill in or to any of the Collateral. The execution, delivery and performance of this Agreement, the other Loan Documents to which such Guarantor is a party, and the transactions contemplated hereunder and thereunder are all within such Guarantor's corporate, limited liability company or limited partnership powers, have been duly authorized and are not in contravention of law or the terms of such Guarantor's certificate of incorporation or formation, by-laws or operating agreement, or other organizational documentation, or any indenture, agreement or undertaking to which such Guarantor is a party or by which such Guarantor or its property are bound. This Agreement and the other Loan Documents to which such Guarantor is a party, constitute legal, valid and binding obligations of such Guarantor and are enforceable in accordance with their respective terms. Such Guarantor does not have any Wholly-Owned Subsidiaries or any directly owned Unrestricted Subsidiaries except as set forth on Schedules A, A-1 and B hereto.

     5.2 Limited Business Activities; Financial Statements; No Material Adverse Change. Such Guarantor does not and has not during the past three (3) year period conducted any active trade or business other than a Permitted Business. All unaudited financial statements relating to such Guarantor which have been or may hereafter be delivered by such Guarantor to Foothill have been prepared in accordance with GAAP and fairly present the financial condition and the results of operations of such Guarantor as at the dates and for the periods set forth therein. There has been no material adverse change in the assets, liabilities, properties and condition, financial or otherwise, of such Guarantor since the date of the most recent unaudited financial statements furnished by such Guarantor to Foothill prior to the date hereof.

     5.3 Chief Executive Office; Collateral Locations. The chief executive office of such Guarantor and such Guarantor's Records concerning Accounts are located only at the address set forth on Schedule 5.7 to the Loan Agreement for such Guarantor and its only other places of


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business and the only other locations of Collateral, if any, are as set forth on
Schedule 6.12 to the Loan Agreement, subject to the right of such Guarantor to establish new locations in accordance with Section 7.2 below. Schedules 5.3 and R-1 to the Loan Agreement correctly identifies any of such locations which are not owned by such Guarantor and sets forth the owners and/or operators thereof, and to the best of such Guarantor's knowledge, the holders of any mortgages on such locations.

     5.4 Priority of Liens; Title to Properties. The security interests and liens granted to Foothill under this Agreement constitute valid and perfected first priority liens and security interests in and upon the Collateral subject only to the Permitted Liens. Such Guarantor has good and marketable title to all of its properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except those granted to Foothill and Permitted Liens.

     5.5 Tax Returns. Such Guarantor has filed, or caused to be filed, in a timely manner all tax returns, reports and declarations which are required to be filed by it. All information in such tax returns, reports and declarations is complete and accurate in all material respects. Such Guarantor has paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by it, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Guarantor and with respect to which adequate reserves have been set aside on its books. Adequate provision has been made for the payment of all accrued and unpaid Federal, State, municipal, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed.

     5.6 Litigation. Except as set forth on Schedule 5.10 to the Loan Agreement, there is no present investigation by any governmental agency pending, or to the best of such Guarantor's knowledge threatened, against or affecting such Guarantor, its assets or business and there is no action, suit, proceeding or claim by any Person pending, or to the best of such Guarantor's knowledge threatened, against such Guarantor or its assets or goodwill, or against or affecting any transactions contemplated by this Agreement, which if adversely determined against such Guarantor would result in any material adverse change in the assets, business or prospects of such Guarantor or which would impair the ability of such Guarantor to perform its obligations hereunder or under any of the other Loan Documents to which it is a party or of Foothill to enforce the Obligations or realize upon any Collateral.

     5.7 Compliance with Other Agreements and Applicable Laws. Such Guarantor is not in default in any material respect under, or in violation in any material respect of any of the terms of, any agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound and to such Guarantor's knowledge, such Guarantor is in compliance in all material respects with all applicable provisions of laws, rules, regulations, licenses, permits, approvals and orders of any foreign, Federal, State or local governmental authority.

     5.8 Bank Accounts. Guarantors have previously provided to Foothill a list of all of the deposit accounts, investment accounts or other accounts in the name of or used by such Guarantor maintained at any bank or other financial institution.

     5.9 Intellectual Property. No Guarantor owns any Intellectual Property. Each Guarantor agrees to promptly notify Foothill upon obtaining rights in any Intellectual Property and to comply with the provisions of the Loan Agreement with respect thereto.

     5.10 Accuracy and Completeness of Information. All information furnished by or on behalf of such Guarantor in writing to Foothill in connection with this Agreement or any of the other Loan Documents or any transaction contemplated hereby or thereby is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading. No event or circumstance has occurred which has had or could reasonably be expected to have a material adverse affect on the business, assets or prospects of such Guarantor, which has not been fully and accurately disclosed to Foothill in writing.

     5.11 Survival of Warranties; Cumulative. All representations and warranties contained in this Agreement shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Foothill on the date of each additional borrowing or other credit accommodation under the Loan Agreement and shall be conclusively presumed to have been relied on by Foothill regardless of any investigation made or information possessed by Foothill. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which such Guarantor shall now or hereafter give, or cause to be given, to Foothill.

SECTION 6. REPRESENTATIONS AND WARRANTIES OF PLEDGORS

     Each Pledgor represents and warrants as follows:

     6.1 As of the Closing Date, Schedule A hereto truly and accurately sets forth the number of the issued and outstanding shares owned by each Pledgor of the capital stock of each of the Issuers and Schedule B hereto truly and accurately sets forth the percentage of the membership interests or partnership interests held by each Pledgor in each of the LLCs and Partnerships. The Pledged Shares constitute 100 percent of the issued and outstanding shares of stock of the Issuers and there are no outstanding warrants, options, subscriptions or other contractual arrangements for the purchase of any other shares of stock or any securities convertible into shares of stock of any Issuer. The Pledged Interests together with the Pledged Interests (as defined in the OPCO Subsidiaries General Security and Pledge Agreement) constitute 100% of the membership interests and partnership interests of the LLCs and Partnerships.

     6.2 The delivery of the Pledged Shares to Foothill pursuant to this Agreement and the filing of the financing statement(s), which have been delivered to Foothill prior to the date hereof, in the offices shown thereon, create a valid and perfected first priority security interest in the Pledged Collateral (other than cash not in the possession of Foothill), securing the payment of such Pledgor's Obligations.

     6.3 Except for consents, approvals and authorizations received on or before the date hereof and as described under Section 8.3 hereof, no consent of any other party (including, without limitation, any stockholder or creditor of any Pledgor) and no approval by a Governmental Authority is required either (i) for the pledge by each Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by each Pledgor or (ii) for the exercise by Foothill of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally).

     6.4 None of the Pledged Shares constitutes margin stock, as defined in Regulation U of the Board of Governors of the Federal Reserve System.

     6.5 No Pledgor owns any share of capital stock of any Wholly-Owned Subsidiary or any directly-owned Unrestricted Subsidiary other than the Issuers and the Unrestricted Subsidiaries described on Schedule A-1 or has a membership interest or partnership interest in any Wholly-Owned Subsidiary or any directly-owned Unrestricted Subsidiary other than the LLCs and Partnerships and the Unrestricted Subsidiaries described on Schedule A-1 .

     6.6 Each Pledgor is and will be the sole beneficial owner of its Pledged Collateral, free and clear of any adverse claim and any Lien other than Permitted Liens and the Liens in favor of Foothill under this Agreement and other Loan Documents.

     6.7 Each Pledgor has full power and authority and legal right to grant the security interest in its Pledged Shares and Pledged Interests as provided in this Agreement.

     6.8 Pledged Shares of each Issuer forming part of the Pledged Collateral are and will continue to be validly issued, fully paid and non-assessable.

SECTION 7. AFFIRMATIVE AND NEGATIVE COVENANTS

     7.1 Maintenance of Limited Business Activities and Corporate Existence. Each Guarantor shall at all times (a) continue to limit its business activities to Permitted Businesses, (b) notify Foothill in writing within three (3) days of such Guarantor's having in any way acquired any ownership interest in any material new asset or become liable for any material new obligation (other than non-contractual obligations where such Guarantor is jointly and severally liable with Borrower), and (c) preserve, renew and keep in full force and effect its corporate, limited liability company or limited partnership existence and rights and franchises with respect thereto and maintain in full force and effect all permits, licenses, trademarks, tradenames, approvals, authorizations, leases and contracts necessary to carry on the business as presently or proposed to be conducted. Each Guarantor shall give Foothill fifteen (15) days prior written notice of any proposed change in its name, which notice shall set forth the new name and such Guarantor shall deliver to Foothill a copy of the amendment to the Certificate or Articles of Incorporation or Formation of such Guarantor providing for the name change certified by the Secretary of State of the jurisdiction of incorporation of formation of such Guarantor as soon as it is available.

     7.2 Loan Agreement. Each Guarantor acknowledges and agrees that it will comply with all covenants, agreements and obligations applicable to such Guarantor which are stated in the Loan Agreement.

     7.3 Costs and Expenses. Each Guarantor shall pay to Foothill on demand all costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of, with respect to such Person, the Obligations, Foothill's rights in the Collateral, the Pledged Collateral, this Agreement, the other Loan Documents and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including: (a) all costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable); (b) insurance premiums, appraisal fees and search fees;
(c) costs and expenses of preserving and protecting the Collateral or the Pledged Collateral; (d) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Foothill, selling or otherwise realizing upon the Collateral or the Pledged Collateral, and otherwise enforcing the provisions of this Agreement and the other Loan Documents or defending any claims made or threatened against Foothill arising out of the transactions contemplated hereby and thereby (including preparations for and consultations concerning any such matters); and (e) the fees and disbursements of counsel (including legal assistants) to Foothill in connection with any of the foregoing.

     7.4 Further Assurances. At the request of Foothill at any time and from time to time, each Guarantor shall, at its expense, at any time or times duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and the Pledged Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Loan Documents. Where permitted by law, each Guarantor hereby authorizes Foothill to execute and file one or more UCC financing statements signed only by Foothill.

     7.5 Transfers and Other Liens. Each Pledgor agrees that it will not, except as permitted by the Loan Documents, (i) sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral, (ii) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral except pursuant to this Agreement, or (iii) enter into any other contractual obligations which may restrict or inhibit Foothill's rights or ability to sell or otherwise dispose of the Pledged Collateral or any part thereof after the occurrence and during the continuance of an Event of Default.

     7.6 Additional Shares. Each Pledgor agrees that it will (i) cause the Issuers not to issue any stock or other securities (including any warrants, options, subscriptions or other contractual arrangements for the purchase of stock or securities convertible into stock) in addition to or in substitution for the Pledged Shares except to such Pledgor to the extent expressly permitted by the Loan Agreement, (ii) cause the LLCs and Partnerships not to create any membership interests or partnership interests in addition to or in substitution for the Pledged

Interests, except to the extent such interests will be held by such Pledgor to the extent expressly permitted by the Loan Agreement, and (iii) deliver hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all writings evidencing any additional Pledged Shares or Pledged Interests. Each Pledgor hereby authorizes Foothill to modify this Agreement by unilaterally amending Schedule A or Schedule B to include such shares of stock or other securities or interests.

SECTION 8. VOTING RIGHTS; DIVIDENDS

     8.1 So long as no Event of Default shall have occurred:

     (a) Each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Loan Agreement; provided, however, that each Pledgor shall not exercise or refrain from exercising any such right if such action or inaction would result in an Event of Default under the Loan Agreement.

     (b) Foothill shall execute and deliver (or cause to be executed and delivered) to each Pledgor all such proxies and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (a) above.

     8.2 Subject to Sections 8.3 and 10.3 hereof, upon the occurrence and during the continuation of an Event of Default:

     (a) All rights of each Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 8.1(a) shall cease upon notice to such Pledgor by Foothill of such Event of Default, and all such rights shall, upon notice by Foothill to the Pledgor, become vested in Foothill who shall thereupon have the sole right to exercise such voting and other consensual rights.

     (b) All cash dividends and other cash distributions paid or payable with respect to any of the Pledged Collateral and any and all instruments and other property (other than cash or checks) received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral, shall be, and shall be forthwith delivered to Foothill to hold as Pledged Collateral and shall, if received by a Pledgor, be received in trust for the benefit of Foothill, be segregated from the other property or funds of such Pledgor, and be forthwith delivered to Foothill as Pledged Collateral in the same form as so received (with any necessary endorsement).

     8.3 Notwithstanding anything herein to the contrary, to the extent that the prior consent of the FCC shall be required under then-applicable law, Foothill agrees not to exercise the rights granted hereunder to foreclose or otherwise dispose of the Pledged Shares or Pledged Interests unless and until the FCC shall have granted its prior consent with respect thereto. So long as no Event of Default shall have occurred and be continuing, the certificates representing such Pledged Shares or Pledged Interests shall remain in the name of the pledgors thereof and such pledgors shall have and exercise all rights of ownership, including the right to vote such Pledged Shares or Pledged Interests. Upon the occurrence and during the continuance of an Event of Default and following notice being given pursuant to 8.2(a) hereof, in addition to the other remedies provided for in this Agreement, Foothill or its nominee shall be entitled, subject to the prior approval of the FCC to the extent required, to transfer to or register the Pledged Shares or Pledged Interests in the name of Foothill or its nominee, and to vote and exercise all of the power of an owner with respect to such Pledged Shares or Pledged Interests.

SECTION 9. FOOTHILL'S DUTIES; REASONABLE CARE

     9.1 Foothill's Duties; Reasonable Care. The powers conferred on Foothill hereunder are solely to protect its interest in the Collateral and shall not impose any duty on it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for monies actually received by it hereunder, Foothill shall have no duty as to any Collateral. Foothill shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment that is not materially less protective to that which Foothill accords its own property, it being expressly agreed that Foothill shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not Foothill has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral, but Foothill may do so at its option and all expenses incurred in connection therewith shall be payable by and for the sole account of the applicable Guarantor.

SECTION 10. EVENTS OF DEFAULT AND REMEDIES

     10.1 Events of Default. The failure of any Guarantor promptly to perform any of its duties or agreements hereunder or under its guarantee or the occurrence or existence and continuation of any Event of Default under the Loan Agreement shall be referred to herein individually as an "Event of Default," and collectively as "Events of Default."

     10.2 Remedies and Subordination of Subrogation and other Rights. Subject to
Section 10.3 hereof,

     (a) At any time an Event of Default exists or has occurred and is continuing, Foothill shall have all rights and remedies provided in this Agreement, the other Loan Documents, the Uniform Commercial Code and other applicable law, all of which rights and remedies may be exercised without notice to or consent by any Guarantor or any Obligor, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Foothill hereunder, under any of the other Loan Documents, the Uniform Commercial Code or other applicable law, are cumulative, not exclusive and enforceable, in Foothill's discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by a Guarantor of this Agreement or any of the other Loan Documents. Foothill may, at any time or times, proceed directly against any Guarantor or any Obligor to collect the Obligations without prior recourse to the Collateral.

     (b) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Foothill may, in its discretion and without limitation, (i) accelerate the payment of all Obligations and demand immediate payment thereof to Foothill (provided, that, upon the occurrence of any Event of Default described in Sections 8.5 and 8.6 of the Loan Agreement, all Obligations shall automatically become immediately due and payable), (ii) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of such Collateral or complete processing, manufacturing and repair of all or any portion of such Collateral, (iii) require each Guarantor, at such Guarantor's expense, to assemble and make available to Foothill any part or all of such Collateral at any place and time designated by Foothill, (iv) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral,
(v) remove any or all of such Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, (vi) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including entering into contracts with respect thereto, public or private sales at any exchange, broker's board, at any office of Foothill or elsewhere) at such prices or terms as Foothill may deem reasonable, for cash, upon credit or for future delivery, with Foothill having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of any Guarantor, which right or equity of redemption is hereby expressly waived and released by each Guarantor. Each Guarantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale. If any of the Collateral is sold or leased by Foothill upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Foothill. If notice of disposition of Collateral is required by law, ten (10) days prior notice by Foothill to the appropriate Guarantor designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and each Guarantor waives any other notice. Foothill shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Foothill may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. In the event Foothill institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, each Guarantor waives the posting of any bond which might otherwise be required.

     (c) At any time an Event of Default exists or has occurred and is continuing, Foothill may apply any cash held by Foothill as Pledged Collateral and the cash proceeds of Collateral actually received by Foothill from any sale, lease, foreclosure or other disposition of or realization upon the Collateral to payment of the Obligations, in whole or in part and in such order as Foothill may elect, whether or not then due, and in the event that any Guarantor shall at any time have any right of contribution against any Borrower or any other right to receive a payment that is owed to such Guarantor by such Borrower or any other Obligor, such rights are hereby subordinated in right of payment to the indefeasible payment in full to Foothill of all obligations or indebtedness owing to Foothill under the Loan Agreement and all such amounts and any security and guarantees therefor are hereby assigned to Foothill as additional security for the Obligations. Each Guarantor shall remain liable to Foothill for the payment of any deficiency with interest at the highest rate provided for in the Loan Agreement and all costs and expenses of collection or enforcement, including attorneys' fees and legal expenses. Any surplus of such cash or cash proceeds held by Foothill and remaining after payment in full of all the Obligations shall be paid over to the appropriate Guarantor or to whomsoever may be lawfully entitled to receive such surplus or as a court of competent jurisdiction may direct.

     10.3 Notwithstanding the foregoing or anything to the contrary contained in this Agreement, Foothill agrees not to exercise any rights or remedies with respect to the Accommodation Collateral until the date which is six (6) months after the date on which an Event of Default has occurred (provided that on such six (6) month date such Event of Default is continuing and has not otherwise been waived or cured to the satisfaction of Foothill).

SECTION 11. REGISTRATION RIGHTS AND OTHER SALE PROCEDURES

     11.1 If Foothill shall determine to exercise its right to sell all or any of the Pledged Collateral pursuant to Section 10, each Pledgor agrees that, upon request of Foothill, such Pledgor will, at its own expense:

     (a) execute and deliver, and cause each issuer of the Pledged Collateral contemplated to be sold and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of Foothill, advisable to register such Pledged Collateral under the provisions of the Securities Act, and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of Foothill, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;

     (b) use its best efforts to qualify the Pledged Collateral under the state securities or "Blue Sky" laws and to obtain all necessary Governmental Approvals for the sale of the Pledged Collateral, as requested by Foothill;

     (c) cause the issuers of the Pledged Collateral to make available to their respective security holders, as soon as practicable, an earnings statement which will satisfy the provisions of Section 11(a) of the Securities Act and applicable regulations thereunder; and

     (d) do or cause to be done all such other acts and things as may be necessary to make such sale of the Pledged Collateral or any part thereof valid and binding and in compliance with applicable law.

     11.2 Each Pledgor further acknowledges the impossibility of ascertaining the amount of damages which would be suffered by Foothill by reason of the failure by such Pledgor to perform any of the covenants contained in this Section and, consequently, agrees that, if such Pledgor shall fail to perform any of such covenants, it shall pay, as liquidated damages and not as a penalty, an amount equal to the value of the Pledged Collateral (assuming it were sold pursuant to the request hereunder) on the date Foothill shall demand compliance with this Section.

     11.3 Notwithstanding the foregoing, each Pledgor recognizes that Foothill may be unable to effect a public sale of all or part of the Pledged Collateral and may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sales may be at places and on terms less favorable to the seller than if sold at public sales and agrees that such private sales shall be deemed to have been made in a commercially reasonable manner, and that Foothill has no obligation to delay sale of any such Pledged Collateral for the period of time necessary to permit the issuers of such Pledged Collateral to register such Pledged Collateral for public sale under the Securities Act. Each Pledgor further acknowledges that Foothill shall be under no obligation to delay a sale of any of the Pledged Shares for the period of time necessary to permit the issuing corporation of such securities to register such securities for public sale under the Securities Act, or under applicable state or provincial securities laws, even if the issuing corporation would agree to do so.

     11.4 If Foothill shall determine to exercise its right to sell all or any of the Pledged Collateral through a private sale, each Pledgor agrees that, upon request of Foothill, such Pledgor will, and shall cause the Issuer of its Pledged Shares to, at such Pledgor's and Issuer's own expense:

     (a) hire an investment banker, selected by Foothill in Foothill's sole discretion, and any other Persons as Foothill or such investment banker shall designate;

     (b) cooperate fully with Foothill and such investment banker to prepare all books, records, financial statements and all other documents and information as shall be required by Foothill and such investment banker (collectively, the "Due Diligence Materials");

     (c) maintain the Due Diligence Materials at any reasonable location designated by Foothill and such investment banker for disclosure to third parties;

     (d) provide any prospective acquiror (and persons designated by such acquiror) with complete and unrestricted access to all Due Diligence Materials;

     (e) provide Foothill, such investment banker, any potential acquiror, and their respective designees with reasonable access to any of such Issuer's officers, directors, employees or other Persons associated with such Issuer in connection with any matters deemed relevant by Foothill, such investment banker, such potential acquiror or their respective designees; and

     (f) cooperate fully with all reasonable requests by Foothill and such investment banker to assist in Foothill's exercise of its right to sell the Pledged Shares.

Each Pledgor acknowledges and understands that any such lack of cooperation may affect Foothill's ability to obtain the best price for such Pledgor's Pledged Shares. Each Pledgor further acknowledges and understands that Foothill has no duty to obtain the best price for such Pledged Shares.

SECTION 12. JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW

     12.1 Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.

     (a) The validity, interpretation and enforcement of this Agreement and the other Loan Documents and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of Illinois (without giving effect to principles of conflicts of law).

     (b) Each Guarantor irrevocably consents and submits to the non-exclusive jurisdiction of the courts of the State of Illinois and the United States District Court for the Northern District of Illinois and waives any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Loan Documents or in any way connected or related or incidental to the dealings of such Guarantor and Foothill in respect of this Agreement or the other Loan Documents or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agrees that any dispute with respect to any such matters shall be heard only in the courts described above (except that Foothill shall have the right to bring any action or proceeding against any Guarantor or its property in the courts of any other jurisdiction which Foothill deems necessary or appropriate in order to realize on the Collateral or the Pledged Collateral or to otherwise enforce its rights against such Guarantor or its property).

     (c) Each Guarantor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth on the signature pages hereof and service so made shall be deemed to be completed five
(5) days after the same shall have been so deposited in the U.S. mails, or, at Foothill's option, by service upon such Guarantor in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, such Guarantor shall appear in answer to such process, failing which such Guarantor shall be deemed in default and judgment may be entered by Foothill against such Guarantor for the amount of the claim and other relief requested.

     (d) EACH GUARANTOR HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF SUCH GUARANTOR AND FOOTHILL IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH GUARANTOR

HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT SUCH GUARANTOR OR FOOTHILL MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF SUCH GUARANTOR AND FOOTHILL TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     (e) Foothill shall not have any liability to any Guarantor (whether in tort, contract, equity or otherwise) for losses suffered by such Guarantor in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Foothill that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Foothill shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement and the other Loan Documents.

     (f) Each Guarantor hereby expressly waives all rights of notice and hearing of any kind prior to the exercise of rights by Foothill from and after the occurrence and during the continuation of an Event of Default to repossess the Collateral with judicial process or to replevy, attach or levy upon the Collateral or other security for the Obligations. Each Guarantor waives the posting of any bond otherwise required of Foothill in connection with any judicial process or proceeding to obtain possession of, replevy, attach or levy upon the Collateral or other security for the Obligations, to enforce any judgment or other court order entered in favor of Foothill, or to enforce by specific performance, temporary restraining order, preliminary or permanent injunction, the Loan Agreement or any other Loan Document.

     12.2 Waiver of Notices. Each Guarantor hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and commercial paper, included in or evidencing any of the Obligations, the Collateral, or the Pledged Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral, or the Pledged Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on any Guarantor which Foothill may elect to give shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

     12.3 Amendments and Waivers. Neither this Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Foothill, and as to amendments, as also signed by an authorized officer of each Guarantor. Foothill shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Foothill. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Foothill of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Foothill would otherwise have on any future occasion, whether similar in kind or otherwise.

     12.4 Waiver of Counterclaims. Each Guarantor waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other then compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral, the Pledged Collateral or any matter arising therefrom or relating hereto or thereto.

     12.5 Indemnification. Each Guarantor shall indemnify and hold Foothill, and its directors, Foothills, employees and counsel, harmless from and against any and all losses, claims, damages, liabilities, costs or expenses imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Loan Documents, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including amounts paid in settlement, court costs, and the fees and expenses of counsel. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, each Guarantor shall pay the maximum portion which it is permitted to pay under applicable law to Foothill in satisfaction of indemnified matters under this Section. The foregoing indemnity shall survive the payment of the Obligations, the termination of this Agreement and the termination or non-renewal of the Loan Agreement.

SECTION 13. MISCELLANEOUS

     13.1 Notices. All notices, requests and demands hereunder shall be in writing and (a) made to Foothill at 11111 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025-3333, Attention: Business Finance Division Manager, and to each Guarantor and each Pledgor at the notice address of Borrower set forth in the Loan Agreement, or to such other address as such party may designate by written notice to the other in accordance with this provision, and (b) deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if by certified mail, return receipt requested, five (5) days after mailing.

     13.2 Partial Invalidity. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

     13.3 Successors. This Agreement, the other Loan Documents and any other document referred to herein or therein shall be binding upon each Guarantor and its successors and assigns and inure to the benefit of and be enforceable by Foothill and its successors and assigns, except that such Guarantor may not assign its rights under this Agreement, the other Loan Documents and any other document referred to herein or therein without the prior written consent of Foothill.

     13.4 Entire Agreement. This Agreement, the other Loan Documents, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. In the event of any inconsistency between the terms of this Agreement and any schedule or exhibit hereto, the terms of this Agreement shall govern.



                            [Signature Page Follows]

     IN WITNESS WHEREOF, each Guarantor and each Pledgor has caused these presents to be duly executed as of the day and year first above written.


                                   NORTHERN COLORADO HOLDINGS MANAGEMENT, INC.


                                   By:________________________________________
                                             a duly authorized officer


                                   NCR II, INC.


                                   By:________________________________________
                                             a duly authorized officer



                                   NORTHLAND HOLDINGS MANAGEMENT, INC.


                                   By:________________________________________
                                             a duly authorized officer



                                   NORTHLAND BROADCASTING MANAGEMENT, INC.


                                   By:________________________________________
                                             a duly authorized officer



                                   UPPER MICHIGAN HOLDINGS MANAGEMENT, INC.


                                   By:________________________________________
                                             a duly authorized officer



            [Signature Page to General Security and Pledge Agreement]

                                   UPPER MICHIGAN NEWSPAPERS MANAGEMENT, INC.


                                   By:________________________________________
                                             a duly authorized officer



                                   ADVERTISERS P.S. MANAGEMENT, INC.


                                   By:________________________________________
                                             a duly authorized officer



                                   CENTRAL PRINTING SERVICE MANAGEMENT, INC.


                                   By:________________________________________
                                             a duly authorized officer



                                   HURON HOLDINGS MANAGEMENT, INC.


                                   By:________________________________________
                                             a duly authorized officer



                                   HURON NEWSPAPERS MANAGEMENT, INC.


                                   By:________________________________________
                                             a duly authorized officer



                                   HURON P.S. MANAGEMENT, INC.


                                   By:________________________________________
                                             a duly authorized officer


            [Signature Page to General Security and Pledge Agreement]

                           ACKNOWLEDGMENT AND CONSENT

     The undersigned hereby acknowledges receipt of a copy of the General Security and Pledge Agreement dated as of October 25, 1999 (the "Agreement"), made by the "Guarantors" named therein for the benefit of Foothill Capital Corporation, as Foothill for lenders ("Foothill"). The undersigned agrees for the benefit of Foothill as follows:

     1. The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

     2. The terms of Sections 8, 10.2 and 11 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of the undersigned pursuant to Sections 8, 10.2 and 11 of the Agreement.

                                   NMG HOLDINGS, LLC

                                   By:  NMG Holdings Management, Inc., its
                                        manager


                                   By:________________________________________
                                             a duly authorized officer


                                   NB III HOLDINGS, LLC

                                   By:  NB III Management, Inc., its manager


                                   By:________________________________________
                                             a duly authorized officer


                                   NORTHERN COLORADO HOLDINGS, LLC

                                   By:  Northern Colorado Holdings Management,
                                        Inc., its manager


                                   By:________________________________________
                                             a duly authorized officer


                [Signature Page to Acknowledgement and Consent]

                                   NCH II, LLC

                                   By:  NCR II, Inc., its manager


                                   By:________________________________________
                                             a duly authorized officer


                                   NCR III, LLC

                                   By:  NCR II, Inc., its manager


                                   By:________________________________________
                                             a duly authorized officer


                                   NORTHLAND HOLDINGS, LLC

                                   By: Northland Holdings Management, Inc., its manager


                                   By:________________________________________
                                             a duly authorized officer


                                   NORTHLAND BROADCASTING, LLC

                                   By: Northland Broadcasting Management, Inc., its manager


                                   By:________________________________________
                                             a duly authorized officer


                                   UPPER MICHIGAN HOLDINGS, LLC

                                   By:  Upper Michigan Holdings Management,
                                        Inc., its manager


                                   By:________________________________________
                                             a duly authorized officer

                                   UPPER MICHIGAN NEWSPAPERS, LLC

                                   By:  Upper Michigan Newspapers Management,
                                        Inc., its manager


                                   By:________________________________________
                                             a duly authorized officer


                                   ADVERTISERS P.S., LLC

                                   By:  Advertisers P.S. Management, Inc., its
                                        manager


                                   By:________________________________________
                                             a duly authorized officer


                                   CENTRAL PRINTING SERVICE, LLC

                                   By:  Central Printing Service Management,
                                        Inc., its manager


                                   By:________________________________________
                                             a duly authorized officer


                                   HURON HOLDINGS, LLC

                                   By:  Huron Holdings Management, Inc., its
                                        manager


                                   By:________________________________________
                                             a duly authorized officer


                                   HURON NEWSPAPERS, LLC

                                   By:  Huron Newspapers Management, Inc., its
                                        manager


                                   By:________________________________________
                                             a duly authorized officer

                                   HURON P.S. LLC

                                   By:  Huron P.S. Management, Inc., its manager


                                   By:________________________________________
                                             a duly authorized officer


                                   NMG HOLDINGS MANAGEMENT, INC.


                                   By:________________________________________
                                             a duly authorized officer


                                   NB III HOLDINGS MANAGEMENT, INC.


                                   By:________________________________________
                                             a duly authorized officer


                                   NORTHLAND BROADCASTING MANAGEMENT, INC.


                                   By:________________________________________
                                             a duly authorized officer


                                   UPPER MICHIGAN NEWSPAPERS MANAGEMENT, INC.


                                   By:________________________________________
                                             a duly authorized officer


                                   ADVERTISERS P.S. MANAGEMENT, INC.


                                   By:________________________________________
                                             a duly authorized officer

                                   CENTRAL PRINTING SERVICE MANAGEMENT, INC.


                                   By:________________________________________
                                             a duly authorized officer


                                   HURON NEWSPAPERS MANAGEMENT, INC.


                                   By:________________________________________
                                             a duly authorized officer


                                   HURON P.S. MANAGEMENT, INC.


                                   By:________________________________________
                                             a duly authorized officer

                                  SCHEDULE A-1


                          [Attach from Loan Agreement]